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                                                                  Exhibit 10.12

                                            [LOGO]
                                            SMA VIDEO, INC.
                                            100 AVENUE OF THE AMERICAS
                                            10TH FL.
                                            NEW YORK, NY  10013
                                            212-226-7474
                                            FAX 212-941-0439

                               PROMISSORY NOTE
$103,772.00                                         New York, New York
                                                       August 15, 1995

FOR VALUE RECEIVED, the undersigned hereby promises to pay Michael Morrissey and David Satin, or order, at 100 Avenue of the Americas, New York, New York 10013, or at such other place as may be designated in writing by the holder of this note, the principal sum of One Hundred Three Thousand Seven Hundred Seventy Two ($103,772.00) Dollars, as follows:

Commencing on December 21, 1995, and on the twenty-first day of each succeeding month thereafter, until the Maturity Date (as hereinafter defined) the sum of $2,093.39 shall be paid and shall be applied first to interest at the rate of seven (7%) per cent per annum, and the balance, if any, in reduction of principal. The entire principal balance, with any accrued interest thereon, shall be due and payable on November 21, 2000 (the "Maturity Date").

The principal balance may be prepaid at any time, in whole or in part, without premium or penalty, but with interest to the date of prepayment.

Presentment for payment, notice of dishonor, protect and notice of protest are hereby waived.

This note may not be changed or terminated orally.


                                   SMA Video, Inc.


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                                   By:  /s/